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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                               _________________

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):

                               November 14, 1996

                               _________________


                                 EPITOPE, INC.
              (Exact name of Registrant as specified in charter)

                                    Oregon
                (State or other jurisdiction of incorporation)

                                    1-10492
                             (Commission File No.)

                                  93-0779127
                       (IRS Employer Identification No.)

    8505 S.W. Creekside Place
        Beaverton, Oregon                                       97008
(Address of principal executive offices)                      (Zip Code)

              Registrant's telephone number, including area code:

                                (503) 641-6115

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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)   Not applicable.

          (b)   Not applicable.

          (c)   Exhibits.  The exhibits filed herewith are listed in the
exhibit index following the signature page of this report.



Item 9.   Sales of Equity Securities Pursuant to Regulation S.

          On November 14, 1996, Epitope, Inc. (the "Company") accepted exchange notices from foreign holders of Agritope 4% Convertible Notes due 1997 (the "Notes") in the principal amount of $3,380,000. The Notes will be exchanged for 250,367 shares of the Company's common stock, no par value ("Common Stock"), at an exchange price of $13.50 per share. The shares will be issued in accordance with Regulation S promulgated under the Securities Act of 1933, as amended ("Regulation S"). The closing sales price of the Common Stock on the American Stock Exchange on November 14, 1996, was $13.75 per share.

          The Notes were issued by Agritope, Inc., a wholly owned subsidiary of the Company, in June 1992, to certain foreign institutional and other qualifying foreign investors. By their terms, the Notes were exchangeable for Common Stock at the option of the holders at an exchange price of $19.53 per share. At November 1, 1996, $3,620,000 in principal amount of Notes were outstanding. The Notes are payable in full on June 30, 1997.

          The Company was recently contacted by certain of the Note holders which offered to exchange the Notes at a reduced exchange price based on current market prices of the Common Stock. The Company allowed all Note holders wishing to do so to elect to exchange Notes for Common Stock at a price of $13.50 per share, by November 14, 1996. Holders which did not elect to exchange Notes by that date continue to have the right to exchange them at an exchange price of $19.53 per share, or to receive payments of interest and principal in accordance with the terms of the Notes.

          American Equities Overseas, Inc., acting through American Equities Overseas (UK) Ltd. ("American Equities"), acted as exchange agent in connection with the transaction. The Company has agreed to pay American Equities a fee of two percent of the principal amount of Notes exchanged.

          The Common Stock to be issued to the exchanging Note holders will be issued, and communications with the Note holders have been conducted, in accordance with Rule 903 of Regulation S. The exchanges involve only offshore transactions without any directed selling efforts being made in the United States. The Company is a reporting issuer and implemented the offering restrictions required by Regulation S, including without limitation a written agreement with American Equities regarding the transaction. None of the Note holders are U.S. persons, as defined in Regulation S. Because Common Stock will be issued directly to Note holders, no distributor as described in Rule 903(2)(iv) was involved in the transaction.

          The Common Stock to be issued upon exchange of Notes has been registered for resale in the United States.
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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  EPITOPE, INC.


Dated:  November 27, 1996         By:
                                  Gilbert N. Miller
                                  Executive Vice President and Chief
                                  Financial Officer
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                                 EXHIBIT INDEX


1. Agreement between Epitope, Inc., and American Equities Overseas, Inc., acting through American Equities (UK) Ltd., dated November 18, 1996.

4.  Form of Exchange Notice to be attached to Notes being exchanged.
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